Exhibit 10.1

FOURTH AMENDMENT dated as of September 24, 2019 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 28, 2014 (as heretofore amended, the “Credit Agreement”), among MARATHON OIL CORPORATION, a Delaware corporation, the LENDERS party thereto, MIZUHO BANK, LTD., as syndication agent, CITIBANK, N.A., MORGAN STANLEY SENIOR FUNDING, INC. and THE BANK OF NOVA SCOTIA, as documentation agents, and JPMORGAN CHASE BANK, N.A., as administrative agent.
WHEREAS, the Lenders have agreed to extend credit to the Borrower under the Credit Agreement on the terms and subject to the conditions set forth therein;
WHEREAS, the Borrower has requested that the Credit Agreement be amended (a) with respect to the Extending Lenders (as defined below), to extend the Termination Date to May 28, 2023 (and to disregard such extension for the purpose of the limit on the number of times an extension may be requested under Section 2.18 of the Credit Agreement) and (b) to effect certain other amendments to the Credit Agreement as set forth herein;
WHEREAS, the Extending Lenders, constituting the Required Lenders, the Administrative Agent, the Swingline Lender and each Issuing Bank are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein; and
WHEREAS, JPMCB has been appointed to act as sole lead arranger and sole bookrunner for this Amendment (in such capacities, the “Amendment Arranger”).
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2. Termination Date Extension. (a) Each Person listed on Schedule I hereto (collectively, the “Extending Lenders”), the Swingline Lender and each Issuing Bank agrees that, on and as of the Fourth Amendment Effective Date (as defined below), the Termination Date with respect to such Extending Lender, the Swingline Lender and such Issuing Bank shall be May 28, 2023 (or, if such date is not a Eurodollar Business Day, the next preceding Eurodollar Business Day). Any Person that shall have been a Lender as of the Fourth Amendment Effective Date but shall not be an Extending Lender shall constitute a Declining Lender for all purposes of Section 2.18 of the Credit Agreement, and the provisions of the sixth, seventh and eighth sentences of such Section 2.18 shall apply as if the extension of the Termination Date effected hereby had been effected pursuant

                                                                                        2

to such Section. It is agreed that the extension of the Termination Date effected hereby shall not reduce the number of occasions on which the Borrower may further extend the Termination Date in accordance with the terms and conditions of Section 2.18 of the Credit Agreement.

(b)    Each party hereto acknowledges and agrees that the amount of each Lender’s Commitment as of the Fourth Amendment Effective Date shall be as set forth on Schedule I hereto and that, on and as of Fourth Amendment Effective Date, Schedule I hereto sets forth all the Commitments of all the Lenders (and no Person whose name does not appear on such Schedule shall have, or shall be deemed to have, as of the Fourth Amendment Effective Date, a Commitment under the Credit Agreement).

(c)     Each party hereto acknowledges and agrees that, on the Fourth Amendment Effective Date, the Percentages of the Lenders shall automatically be redetermined to give effect to Schedule I hereto. Without limiting the foregoing, each Lender further acknowledges and agrees that, on the Fourth Amendment Effective Date and without any further action on the part of any Person, each Issuing Bank shall be deemed to have granted to such Lender, and such Lender shall have acquired from such Issuing Bank, a participation in each Letter of Credit (and the related Letter of Credit Liabilities) issued by such Issuing Bank and outstanding on the Fourth Amendment Effective Date equal to such Lender’s Percentage (as so automatically redetermined on the Fourth Amendment Effective Date) thereof.

SECTION 3. Amendments to the Credit Agreement. Effective as of the Fourth Amendment Effective Date, (a) the Credit Agreement (excluding the schedules (other than Schedule I thereto) and exhibits thereto, each of which shall remain as in effect immediately prior to the Fourth Amendment Effective Date) is hereby amended by inserting the language indicated in single underlined text (indicated textually in the same manner as the following example: single-underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit A hereto and (b) Schedule I to the Credit Agreement is hereby amended and restated in its entirety to be in the form of Schedule I to this Agreement.

SECTION 4. Representations and Warranties. The Borrower represents and warrants to the Lenders that:

(a) The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action. This Amendment constitutes a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(b) On and as of the Fourth Amendment Effective Date, before and after giving effect to this Amendment, the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement (and treating all references therein to (i) “this Agreement” as references to “each of this Agreement and the Fourth Amendment” and (ii) “the Effective Date” as references to “the Fourth Amendment Effective Date”) are true in all material respects (except to the extent (A) any such representations or warranties are expressly limited to an earlier date, in which case such representations and warranties continue to be true and correct in all material respects as of such specified earlier date or (B) such representations or warranties are qualified by a materiality standard, in which case such representations and warranties are true in all respects).

(c) On and as of the Fourth Amendment Effective Date, before and after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 5. Effectiveness. This Amendment shall become effective as of the first date (the “Fourth Amendment Effective Date”) on which:

(a) the Administrative Agent shall have received from the Borrower, the Swingline Lender, each Issuing Bank and each Extending Lender (which Extending Lenders shall constitute at least the Required Lenders) either a counterpart of this Amendment signed on behalf of such party or facsimile or other written confirmation satisfactory to the Administrative Agent confirming that such party has signed a counterpart of this Amendment;

(b) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower and the corporate authority for and the authorization of this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent;

(c) the Administrative Agent shall have received a certificate, dated the Fourth Amendment Effective Date, of a financial officer of the Borrower confirming the accuracy of the representations and warranties set forth in Section 4 of this Amendment;

(d) the Borrower shall have paid to the Administrative Agent for the account of each Extending Lender, the fees required to be paid on the Fourth Amendment Effective Date pursuant to any fee letter separately agreed with the Amendment Arranger in connection with this Amendment; and

(e) the Borrower shall have paid to (i) the Administrative Agent and the Amendment Arranger, for their own accounts, all reasonable and documented fees and disbursements of counsel required to be paid by it pursuant to Section 9.03 of the Credit Agreement and Section 6(c) hereof for which reasonably detailed invoices have been presented to the Borrower on or before the date that is one day prior to the Fourth Amendment Effective Date and (ii) the Amendment Arranger, for its own account, all fees required to be paid by it on or before the Fourth Amendment Effective Date in the amounts heretofore mutually agreed.

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The Administrative Agent shall notify the Borrower and the Lenders of the Fourth Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 6. Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, the Swingline Lender, the Issuing Banks or the Lenders under the Credit Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances.

(a) On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby.

(b) It is agreed that the Amendment Arranger and its Related Parties shall be entitled to the benefits of Sections 9.03(a) and 9.03(b) of the Credit Agreement with respect to the arrangement of this Amendment, the preparation, execution and delivery of this Amendment and other matters relating to or arising out of this Amendment to the same extent as the Administrative Agent and its Related Parties are entitled to the benefits of such Sections in respect of the preparation of the Credit Agreement or other matters relating to or arising out of the Credit Agreement.

SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 9. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

MARATHON OIL CORPORATION,
by
/s/ James Sandoval
Name: James Sandoval Title: Vice President & Treasurer

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

JPMORGAN CHASE BANK, N.A., individually and as the Swingline Lender, an Issuing Bank and the Administrative Agent,
by
/s/ Travis Watson
Name: Travis Watson Title: Vice President

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender (with each Lender that is an Issuing Bank executing this Amendment in its capacities both as a Lender and as an Issuing Bank):
Mizuho Bank, Ltd.

by
/s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

For any Lender requiring a second signature block:

by

Name:
Title:

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Citibank, N.A. as a Lender and Issuing Bank

by
/s/ Michael Zeller
Name: Michael Zeller
Title: Vice President 713/821-4760

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender: MORGAN STANLEY BANK, N.A.

by
/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender (with each Lender that is an Issuing Bank executing this Amendment in its capacities both as a Lender and as an Issuing Bank):
Bank of Nova Scotia, Houston Branch

by
/s/ Joe Lattanzi
Name: Joe Lattanzi
Title: Managing Director

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender (with each Lender that is an Issuing Bank executing this Amendment in its capacities both as a Lender and as an Issuing Bank):
TORONTO DOMINION (TEXAS) LLC

by
/s/ Peter Kuo
Name: PETER KUO
Title: AUTHORIZED SIGNATORY

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender (with each Lender that is an Issuing Bank executing this Amendment in its capacities both as a Lender and as an Issuing Bank):
CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH

by
/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

For any Lender requiring a second signature block:

by
/s/ Michael Loser
Name: Michael Loser
Title: Authorized Signatory

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender (with each Lender that is an Issuing Bank executing this Amendment in its capacities both as a Lender and as an Issuing Bank):
GOLDMAN SACHS BANK USA

by
/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

MUFG Bank, Ltd., as a Lender

By:
/s/ Anastasiya Bykov
Name: Anastasiya Bykov
Title: Vice President

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender (with each Lender that is an Issuing Bank executing this Amendment in its capacities both as a Lender and as an Issuing Bank):
PNC BANK, NATIONAL ASSOCIATION,
as a Lender

by
/s/ John Engel
Name: John Engel
Title: Vice President

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

ROYAL BANK OF CANADA, as a Lender

By	/s/ Emilee Scott
Name:	Emilee Scott
Title:	Authorized Signatory

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender (with each Lender that is an Issuing Bank executing this Amendment in its capacities both as a Lender and as an Issuing Bank):
SOCIETE GENERALE

by
/s/ Diego Medina
Name: Diego Medina
Title: Director

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender (with each Lender that is an Issuing Bank executing this Amendment in its capacities both as a Lender and as an Issuing Bank):
SUMITOMO MITSUI BANKING CORPORATION

by:
/s/ Michael Maguire
Name: Michael Maguire
Title: Executive Director

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender (with each Lender that is an Issuing Bank executing this Amendment in its capacities both as a Lender and as an Issuing Bank):
U.S. Bank National Association

by
/s/ Mark Salierno
Name: Mark Salierno
Title: Vice President

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

BMO Harris Bank N.A.

by
/s/ Gumaro Tijerina
Name: Gumaro Tijerina
Title: Managing Director

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender (with each Lender that is an Issuing Bank executing this Amendment in its capacities both as a Lender and as an Issuing Bank):
THE BANK OF NEW YORK MELLON

by
/s/ William M. Feathers
Name: William M. Feathers
Title: Director

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender (with each Lender that is an Issuing Bank executing this Amendment in its capacities both as a Lender and as an Issuing Bank):
STANDARD CHARTERED BANK

by
/s/ Guilherme Domingos
Name: Guilherme Domingos
Title: Director

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

LENDER SIGNATURE PAGE TO
FOURTH AMENDMENT TO
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
MARATHON OIL CORPORATION

Name of Lender (with each Lender that is an Issuing Bank executing this Amendment in its capacities both as a Lender and as an Issuing Bank):
Fifth Third Bank

by
/s/ Larry Hayes
Name: Larry Hayes
Title: Director

For any Lender requiring a second signature block:

by

Name:
Title:

[Fourth Amendment to Amended and Restated Credit Agreement of Marathon Oil Corporation]
[[5230567]]

SCHEDULE I

Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$235,000,000
Mizuho Bank, Ltd.	$235,000,000
Citibank, N.A.	$235,000,000
Morgan Stanley Bank, N.A.	$235,000,000
Bank of Nova Scotia, Houston Branch	$235,000,000
Toronto Dominion (TEXAS) LLC	$235,000,000
Credit Suisse AG, Cayman Islands Branch	$154,000,000
Goldman Sachs Bank USA	$154,000,000
MUFG Bank, Ltd.	$154,000,000
PNC Bank, National Association	$154,000,000
Royal Bank of Canada	$154,000,000
Societe Generale	$154,000,000
Sumitomo Mitsui Banking Corporation	$154,000,000
U.S. Bank National Association	$154,000,000
BMO Harris Bank N.A.	$154,000,000
The Bank of New York Mellon	$68,000,000
Standard Chartered Bank	$68,000,000
Fifth Third Bank	$68,000,000
Total	$3,000,000,000

EXHIBIT A
MARKED VERSION REFLECTING CHANGES
PURSUANT TO ~~THIRD~~FOURTH AMENDMENT
AGAINST ~~COMPOSITE~~ COPY~~1~~ OF CREDIT AGREEMENT
Reflecting First Amendment dated as of May 5, 2015
Incremental Commitments Supplement dated as of March 4, 2016
Second Amendment dated as of June 22, 2017
Incremental Commitment Supplement dated as of July 11, 2017
Third Amendment dated as of October 18, 2018
________________________________________________________________________________________
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of May 28, 2014, among
MARATHON OIL CORPORATION,
The LENDERS Party Hereto, MIZUHO BANK, LTD.,
as Syndication Agent,

CITIBANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.
and
THE BANK OF NOVA SCOTIA,
as Documentation Agents, and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD.,
~~CITIGROUP GLOBAL MARKETS INC.,~~CITIBANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.
and
~~1 This Composite Copy has been prepared solely for convenience of reference and is not a legal document. Reference should be made to the Amended and Restated Credit Agreement as originally executed, the First Amendment dated as of May 5, 2016, the Incremental Commitments Supplement dated as of March 4, 2016, the Second Amendment dated as of June 22, 2017, and the Incremental Commitment Supplement dated as of July 11, 2017, as it is those documents, and not this Composite Copy, that set forth the rights and obligations of the parties thereto with respect to the Amended and Restated Credit Agreement.~~[[5230599v.8]]

~~[[5230599v.8]]~~

TABLE OF CONTENTS

ARTICLE 1

Definitions

SECTION 1.01.	Definitions	1
SECTION 1.02.	Terms Generally	19
SECTION 1.03.	Accounting Terms and Determinations	20
SECTION 1.04.	Classification Loans and Borrowings	20
SECTION 1.05.	Interest Rates; LIBOR Notification	21
SECTION 1.06.	Divisions	21

ARTICLE 2

The Credits

SECTION 2.01.	Commitments to Lend	21
SECTION 2.02.	Notice of Revolving Borrowing	~~21~~22
SECTION 2.03.	Swingline Loans	22
SECTION 2.04.	Letters of Credit	~~23~~24
SECTION 2.05.	Notice to Lenders; Funding of Revolving Loans	~~30~~31
SECTION 2.06.	Registry; Notes	~~31~~32
SECTION 2.07.	Maturity of Loans	~~32~~33
SECTION 2.08.	Interest Rates	~~32~~33
SECTION 2.09.	Method of Electing Interest Rates	~~33~~34
SECTION 2.10.	Fees	~~35~~36
SECTION 2.11.	Termination or Reduction of Commitments	~~35~~37
SECTION 2.12.	Optional Prepayments	~~36~~37
SECTION 2.13.	General Provisions as to Payments	~~36~~38
SECTION 2.14.	Funding Losses	~~37~~39
SECTION 2.15.	Computation of Interest and Fees	~~38~~39
SECTION 2.16.	Change of Control	~~38~~39
SECTION 2.17.	Optional Increase in Commitments	~~39~~40
SECTION 2.18.	Extension Option	~~41~~42
SECTION 2.19.	Defaulting Lenders	~~42~~44

ARTICLE 3

Conditions

SECTION 3.01.	Effective Date	~~45~~46
SECTION 3.02.	Credit Events	~~46~~47

[[5230599v.8]]

ARTICLE 4

Representations and Warranties

SECTION 4.01.	Corporate Existence and Power	~~46~~48
SECTION 4.02.	Corporate and Governmental Authorization; Non-contravention	~~46~~48
SECTION 4.03.	Binding Effect	~~47~~48
SECTION 4.04.	Financial Information	~~47~~48
SECTION 4.05.	Litigation	~~47~~49
SECTION 4.06.	Environmental Matters	~~48~~49
SECTION 4.07.	Taxes	~~48~~49
SECTION 4.08.	Compliance with Laws	~~48~~49
SECTION 4.09.	ERISA	~~48~~49
SECTION 4.10.	Marathon Oil Company	~~48~~50
SECTION 4.11.	Use of Proceeds	~~48~~50
SECTION 4.12.	Investment Company Status	~~48~~50
SECTION 4.13.	Anti-Corruption Laws and Sanctions	~~48~~50

ARTICLE 5

Covenants

SECTION 5.01.	Information	~~49~~50
SECTION 5.02.	Consolidations and Mergers	~~50~~52
SECTION 5.03.	Negative Pledge	~~51~~52
SECTION 5.04.	Sale and Leaseback	~~52~~54
SECTION 5.05.	Maximum Consolidated Leverage Ratio	~~53~~55

ARTICLE 6

Defaults

SECTION 6.01.	Events of Default	~~53~~55
SECTION 6.02.	Notice of Default	~~55~~57
SECTION 6.03.	Cash Collateral	~~55~~57

ARTICLE 7

The Administrative Agent

SECTION 7.01.	Appointment and Authorization	~~55~~57
SECTION 7.02.	Administrative Agent and Affiliates	~~56~~57
SECTION 7.03.	Action by Administrative Agent	~~56~~57
SECTION 7.04.	Consultation with Experts	~~56~~58
SECTION 7.05.	Liability of Administrative Agent	~~56~~58

[[5230599v.8]]

SECTION 7.06.	Credit Decision; Acknowledgements of Lenders and Issuing Banks	~~57~~59
SECTION 7.07.	Successor Administrative Agent	~~58~~60
SECTION 7.08.	Administrative Agent’s Fee	~~59~~61
SECTION 7.09.	Other Agents	~~59~~61

ARTICLE 8

Change in Circumstances

SECTION 8.01.	Basis for Determining Interest Rate Inadequate or Unfair	~~59~~61
SECTION 8.02.	Illegality	~~60~~62
SECTION 8.03.	Increased Cost and Reduced Return	~~61~~63
SECTION 8.04.	Base Rate Loans Substituted for Affected Eurodollar Loans	~~62~~64
SECTION 8.05.	Taxes	~~63~~65
SECTION 8.06.	Mitigation Obligations; Replacement of Lenders	~~67~~69
SECTION 8.07.	Notice Mandatory	~~68~~70

ARTICLE 9

Miscellaneous

SECTION 9.01.	Notices	~~68~~70
SECTION 9.02.	No Waivers	~~70~~72
SECTION 9.03.	Expenses; Indemnification	~~70~~72
SECTION 9.04.	Sharing	~~71~~74
SECTION 9.05.	Amendments and Waivers	~~72~~74
SECTION 9.06.	Successors and Assigns	~~73~~75
SECTION 9.07.	Survival	~~77~~79
SECTION 9.08.	Governing Law; Submission to Jurisdiction; Consent to the Service of Process	~~77~~80
SECTION 9.09.	Counterparts; Integration	~~78~~80
SECTION 9.10.	Severability	~~78~~81
SECTION 9.11.	Right of Setoff	~~78~~81
SECTION 9.12.	WAIVER OF JURY TRIAL	~~79~~81
SECTION 9.13.	Headings	~~79~~82
SECTION 9.14.	Interest Rate Limitation	~~79~~82
SECTION 9.15.	USA PATRIOT Act	~~79~~82
SECTION 9.16.	No Fiduciary Relationship	~~79~~82
SECTION 9.17.	Confidentiality	~~80~~83
SECTION 9.18.	Non-Public Information	~~81~~83
SECTION 9.19.	Amendment and Restatement of Existing Credit Agreement	~~81~~84
SECTION 9.20.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~81~~84

[[5230599v.8]]

policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” means this Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, including pursuant to any Incremental Commitments Supplement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., ~~Citigroup Global Markets Inc~~Citibank, N.A., Morgan Stanley Senior Funding, Inc. and The Bank of Nova Scotia, in their capacities as joint lead arrangers and joint bookrunners for the credit facility provided under this Agreement.

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement in substantially the form of Exhibit A hereto.

“Backstopped Letter of Credit” has the meaning specified in Section 2.04(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

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“Base Rate” means, for any day, a rate per annum equal to the greatest of the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the LIBO Rate on such day (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day) for a deposit in dollars with a maturity of one month plus 1% per annum. For purposes of clause (c) above, the LIBO Rate shall be based on the LIBO Screen Rate (or, in the event the LIBO Screen Rate is not available for such maturity of one month, the Interpolated Screen Rate) at approximately 11:00 a.m. (London time) on such day for deposits in dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.01, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above; provided that the Base Rate shall not be less than 1% per annum. Any change in the Base Rate due to a change in the Prime Rate, the ~~Federal Funds~~NYFRB Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the ~~Federal Funds~~NYFRB Rate or the LIBO Rate, respectively.

“Base Rate Borrowing” means any Borrowing comprised of Base Rate Loans.

“Base Rate Loan” means a Loan that bears interest at a rate determined on the basis of the Base Rate in accordance with this Agreement.

“Base Rate Margin” has the meaning specified in the Pricing Schedule.

“Base Rate Revolving Loan” means a Revolving Loan that is a Base Rate Loan.
“Base Rate Swingline Loan” means a Swingline Loan that is a Base Rate Loan.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Marathon Oil Corporation, a Delaware corporation, and its successors in accordance with Section 5.02.

“Borrower’s ~~2013~~2018 Form 10-K” means the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, ~~2013,~~2018, as filed with the SEC pursuant to the Exchange Act.

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“Borrower’s Q~~1 2014~~2 2019 Form 10-Q” means the Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter ended ~~March 31, 2014,~~June 30, 2019, as filed with the SEC pursuant to the Exchange Act.

“Borrowing” means (a) Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations, subject to Section 1.03, are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall, subject to Section 1.03, be the capitalized amount thereof determined in accordance with GAAP.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty by any Governmental Authority, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any rule, request, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, requests, guidelines or directives thereunder or issued in connection therewith and (ii) all rules, requests, guidelines or directives concerning capital adequacy or liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” to the extent enacted, adopted, promulgated or issued by any Governmental Authority or otherwise having the force of law, regardless of the date so enacted, adopted, promulgated or issued.

“Change of Control” has the meaning specified in Section 2.16.

“Charges” has the meaning specified in Section 9.14.

“Citibank” has the meaning specified in the preamble hereto.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Outstanding Amount hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.11, (b) increased

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from time to time pursuant to Section 2.17 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.06(b). The amount of each Lender’s Commitment as of the ~~First~~Fourth Amendment Effective Date is set forth on the Commitment Schedule, as amended by the ~~First~~Fourth Amendment, and, in the case of any Lender that acquires its Commitment after the ~~First~~Fourth Amendment Effective Date, the initial amount of each such Lender’s Commitment is set forth in the Assignment and Assumption Agreement or the Incremental Commitments Supplement pursuant to which such Lender shall have acquired its Commitment, as applicable. The aggregate amount of the Commitments as of the ~~First~~Fourth Amendment Effective Date is $3,000,000,000.~~1~~

“Commitment Fee Rate” has the meaning specified in the Pricing Schedule.

“Commitment Schedule” means the Commitment Schedule attached hereto (for the avoidance of doubt, as amended and restated by the Fourth Amendment).~~2~~

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to this Agreement or the transactions contemplated herein that is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Consenting Lender” has the meaning specified in Section 2.18.

“Consolidated Capitalization” means, at any    time, the sum of Consolidated Shareholders’ Equity of the Borrower and Consolidated Total Indebtedness.

“Consolidated Net Tangible Assets” means the aggregate value of all assets of the Borrower and its Subsidiaries on a consolidated basis after deducting therefrom (a) all current liabilities (excluding all long-term debt due within one year), (b) all investments in unconsolidated entities and all investments accounted for on the equity method and (c) all goodwill, patents and trademarks, unamortized debt discount and other intangibles, all determined in conformity with GAAP and calculated on a basis consistent with the Borrower’s most recent audited consolidated financial statements.

“Consolidated Shareholders’ Equity” means, at any time, (a) with respect to the Borrower, the consolidated total shareholders’ equity of the Borrower, determined in conformity with GAAP and calculated on a basis consistent with the Borrower’s most

~~1Pursuant to the Incremental Commitments Supplement dated as of March 4, 2016, the Credit Agreement was amended to increase the aggregate amount of the Commitments by $300,000,000 to an aggregate total amount of Commitments of $3,300,000,000. Pursuant to the Incremental Commitment Supplement dated as of July 11, 2017, the Credit Agreement was amended to increase the aggregate amount of the Commitments by $93,000,000 to an aggregate total amount of Commitments of $3,393,000,000.~~
~~2The Second Amendment dated as of June 22, 2017 and the subsequent Incremental Commitment Supplement dated as of July 11, 2017, modify the Lenders’ Commitments compared to those set forth on the Commitment Schedule.~~

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recent audited consolidated financial statements, and (b) with respect to any other Person, the consolidated total shareholders’ equity of such Person, determined in conformity with GAAP.

“Consolidated Total Indebtedness” means the total Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Credit Event” has the meaning specified in Section 3.02.

“Credit Exposure” means, with respect to any Lender at any time, (a) the amount of its Commitment (whether used or unused) at such time or (b) if the Commitments have terminated in their entirety, such Lender’s Outstanding Amount at such time. For purposes of this definition, the Swingline Liabilities of any Lender that is the Swingline Lender shall be deemed to exclude that portion of its Swingline Liabilities that exceeds its Percentage of the aggregate principal amount of all outstanding Swingline Loans, but adjusted to give effect to any reallocation under Section 2.19 of the Swingline Liabilities of Defaulting Lenders in effect at the time of determination.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“Declining Lender” has the meaning specified in Section 2.18.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within three Domestic Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Loans, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless (in the case of this clause (iii)) such Lender notifies the Administrative Agent in writing that such failure is the result of a good faith dispute with respect to the requirement to pay such amount, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Domestic Business Days after written request by the Borrower, the Administrative Agent, an Issuing Bank or the Swingline Lender, acting in good faith,

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to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the receipt by the Borrower, the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, of such certification (with a copy to the Administrative Agent if the Administrative Agent shall not have been the requesting party), (d) has become the subject of a Bankruptcy Event or (e) has, or has a parent company that has, become the subject of a Bail-In Action.

“Documentation Agents” means Citibank, MSSF and Scotia Bank, in their capacity as documentation agents in connection with the credit facility provided under this Agreement.
“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“EEA Financial Institution” means (a) any entity established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an entity described in clause (a) of this definition, or (c) any entity established in an EEA Member Country that is a subsidiary of an entity described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 3.01 are satisfied (or waived in accordance with Section 9.05).

“Eligible Assignee” means (a) any Lender, (b) any Affiliate of any Lender, (c) any Approved Fund and (d) any other Person, other than, in each case, (i) the Borrower (or any of its Subsidiaries or other Affiliates), (ii) a natural ~~Person~~person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or (iii) a Defaulting Lender, an Affiliate of a Defaulting Lender or a Person that would be a Defaulting Lender upon effectiveness of the applicable assignment.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute as amended from time to time, and the regulations promulgated and rulings thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) any failure to meet the “minimum funding standards” (as defined in Section 412 of the Code or Section 302(a) of ERISA) with respect to any Plan, whether or not waived, (c) the filing pursuant to Section 412(~~d~~c) of the Code or Section ~~303~~302(~~d~~c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent ~~or in reorganization,~~ within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London interbank market.

“Eurodollar Loan” means a Loan that bears interest at a rate determined on the basis of the Adjusted London Interbank Offered Rate in accordance with this Agreement.

“Eurodollar Margin” has the meaning specified in the Pricing Schedule. “Events of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be deducted or withheld from a payment to or for the account of a Recipient: (a) franchise Taxes or Taxes imposed on (or measured by) net income (however denominated) or net profits, in each case, imposed by the United States of America (or any state or political subdivision thereof), or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction described in clause (a) above, (c) in the case of any ~~Recipient~~Lender (other than an assignee pursuant to a request by the Borrower under Section 8.06(b)), any U.S. Federal ~~Taxes (including~~ withholding Taxes~~)~~ imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant resulting from any law in effect on the date such ~~Recipient~~Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such ~~Recipient~~Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such Taxes pursuant to Section 8.05(a), (d) Taxes attributable to such Recipient’s failure to comply with Section 8.05(f) or 8.05(g), (e) any U.S. Federal withholding Taxes imposed under FATCA and (f) Other Connection Taxes.
“Existing Borrowings” has the meaning specified in Section 2.17. “Existing Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.

“Existing Termination Date” has the meaning specified in Section 2.18. “FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version of such provisions that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Domestic Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

~~“First Amendment” means the First Amendment, dated as of May 5, 2015, to this Agreement.~~

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“First Amendment Effective Date” means May 5, 2015.

“Fourth Amendment” means the Fourth Amendment, dated as of September 24, 2019, to this Agreement.

“Fourth Amendment Effective Date” means September 24, 2019.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means, subject to Section 1.03, generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Increase Effective Date” has the meaning specified in Section 2.17. “Increasing Lender” has the meaning specified in Section 2.17. “Incremental Commitments Supplement” has the meaning specified in Section 2.17.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred

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“Issuing Bank” means (a) each of JPMCB, Mizuho~~3~~, Citibank, Morgan Stanley and Scotia Bank and (b) any other Lender designated by the Borrower that may agree to issue Letters of Credit hereunder pursuant to an instrument in form reasonably satisfactory to the Administrative Agent, each in its capacity as an issuer of a Letter of Credit hereunder, in each case other than any such Issuing Bank that ceases to be such pursuant to Section 2.04(g). Each Issuing Bank may arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank (subject to the consent of the Borrower in the case of any Affiliate that is not a U.S. Person), in which case the term “Issuing Bank” shall, for all purposes of this Agreement, include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, and shall cause such Affiliate to, comply with all obligations of an Issuing Bank under this Agreement); provided that, for purposes of the definition of “Excluded Taxes,”, such Affiliate shall be deemed to have become a party to this Agreement on the date such Affiliate issues a Letter of Credit.

“JPMCB” has the meaning specified in the preamble hereto.

“Lender” means each Person listed on the Commitment Schedule and each other Person that shall have become a Lender pursuant to Section 2.17 or 9.06(b), other than any such Person that has ceased to be a Lender as a result of one or more assignments pursuant to Section 9.06(b). Unless the context requires otherwise, the term “Lenders” shall include the Swingline Lender.

“Letter of Credit” means a letter of credit issued hereunder by an Issuing Bank.

“Letter of Credit Commitment” means (a) as to each of JPMCB, Mizuho~~4~~, Citibank, Morgan Stanley and Scotia Bank, $75,000,000, and (b) as to each other Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.04 as set forth in the instrument under which such Issuing Bank became an Issuing Bank.

“Letter of Credit Disbursement” means a payment made by an Issuing Bank in respect of a draw under a Letter of Credit issued by such Issuing Bank.

“Letter of Credit Liabilities” means, at any time, the sum of (a) the aggregate amount of Letter of Credit Disbursements that have not been reimbursed by or on behalf of the Borrower at such time and (b) the aggregate amount available for drawing under all outstanding Letters of Credit at such time. The Letter of Credit Liabilities of any Lender at any time shall be its Percentage of the total amount of the Letter of Credit Liabilities at such time, adjusted to give effect to any reallocation under Section 2.19 of the Letter of Credit Liabilities of Defaulting Lenders in effect at such time.

~~3The status of RBS as an Issuing Bank was terminated pursuant to the First Amendment. Mizuho Bank, Ltd. agreed to act as an Issuing Bank pursuant to the First Amendment.~~
~~4The status of RBS as an Issuing Bank was terminated pursuant to the First Amendment. Mizuho Bank, Ltd. agreed to act as an Issuing Bank pursuant to the First Amendment.~~

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“Notice of Revolving Borrowing” has the meaning specified in Section 2.02.

“Notice of Swingline Borrowing” has the meaning specified in Section2.03(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on ~~the precedin~~g Dom~~esti~~c B~~usines~~s Daysuch day and (b) the Overnight Bank Funding Rate in effect on such day (or, for any day that is not a Domestic Business Day, on the immediately preceding Domestic Business Day); provided that if none of such rates are published for any ~~such preceding Domestic Business Day~~day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if the NYFRB Rate, determined as set forth above, shall be less than zero, such rate shall be deemed to be zero.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising ~~solely~~ from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement, or sold or assigned an interest in this Agreement).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 8.06(b)).

“Outstanding Amount” means, with respect to any Lender at any time, the sum of (a) the aggregate outstanding principal amount of its Revolving Loans at such time, (b) its Letter of Credit Liabilities at such time and (c) its Swingline Liabilities at such time.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Domestic Business Day by the NYFRB as an overnight bank funding rate ~~(from and after such date as the NYFRB shall commence to publish such composite rate)~~.

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“Register” has the meaning specified in Section 9.06(c).

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees and agents of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, subject to Section 2.19, Lenders having more than 50% in aggregate amount of the Credit Exposures at such time.

“Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, Refinitiv or, in each case, a successor thereto.

“Revolving Credit Period” means the period from and including the Effective Date to but not including the Termination Date.

“Revolving Borrowing” means a Borrowing consisting of Revolving Loans. 2.01.
“Revolving Loan” means a loan made by a Lender pursuant to Section “S&P” means ~~Standard & Poor’s~~S&P Global Ratings ~~Services~~, a division of ~~McGraw-Hill Financial,~~S&P Global Inc., or any successor to the rating agency business thereof.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person or Persons described in clause (a) or (b) above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scotia Bank” has the meaning specified in the preamble hereto.

“SEC” means the United States Securities and Exchange Commission.

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Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans.

“Swingline Loan” has the meaning specified in Section 2.03(a).

“Syndication Agent” means Mizuho Bank, Ltd., in its capacity as syndication agent in connection with the credit facility provided under this Agreement.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means May 28, ~~2022,~~2023, or such later date to which the Termination Date may be extended pursuant to Section 2.18, or if any such date is not a Eurodollar Business Day, the next preceding Eurodollar Business Day.

“Total Outstanding Amount” means, at any time, the sum of (a) the aggregate outstanding principal amount of the Loans at such time and (b) the aggregate Letter of Credit Liabilities of all Lenders at such time, determined after giving effect, if one or more Loans are being made at such time, to any substantially concurrent application of the proceeds thereof to repay one or more other Loans.

“Type” refers to the determination whether a Loan is a Base Rate Loan or a Eurodollar Loan.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning specified in Section 8.05(f)(ii)(D).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Power” has the meaning specified in Section 2.16(a).

“Voting Stock” has the meaning specified in Section 2.16(a). “Withholding Agent” means the Borrower and the Administrative Agent.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA

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Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including intellectual property, cash, securities, accounts and contract rights, (f) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding” and (g) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

SECTION 1.03.    Accounting    Terms    and    Determinations.    Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower delivered to the Administrative Agent; provided that if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Required Lenders, by notice from the Administrative Agent to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding any other provision contained herein, ~~(a)~~ all terms of an accounting or financial nature used herein shall be construed,

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and all computations of amounts and ratios referred to herein shall be made, without giving effect to (a) any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, ~~and (b) GAAP will be deemed for all purposes hereof to treat leases that would have been classified as operating leases in accordance with GAAP as in effect on December 31, 2013, in a manner consistent with the treatment of such leases~~(b) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (c) any deduction of debt issuance costs in respect of any Indebtedness from the principal amount of such Indebtedness under Accounting Standards Update 2015-03, and (d) any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require recognition of a lease liability where such lease (or similar arrangement) would not have been required to be recognized as a lease liability under GAAP as in effect on December 31, ~~2013, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.~~2015.

SECTION 1.04.    Classification Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a Eurodollar Revolving Loan is a Revolving Loan that is a Eurodollar Loan) and Borrowings may be classified and referred to by the Types of Loans comprising such Borrowings (e.g., a Eurodollar Borrowing is a Borrowing comprised of Eurodollar Loans and a Base Rate Revolving Borrowing is a Revolving Borrowing comprised of Base Rate Loans).

SECTION 1.05. Interest Rates; LIBOR Notification.    The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of LIBO Screen Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 8.01(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 1.06. Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right,

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obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

ARTICLE 2

The Credits

SECTION 2.01. Commitments to Lend.    (a) Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrower from time to time during the Revolving Credit Period in dollars; provided that, immediately after each such Loan is made, (i) such Lender’s Outstanding Amount shall not exceed its Commitment and (ii) the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments. Each Revolving Borrowing shall be in an aggregate principal amount of $10,000,000 or any larger integral multiple of $5,000,000, except that (A) any Revolving Borrowing may be in the aggregate amount of unused Commitments and (B) any Base Rate Revolving Borrowing may be in an aggregate amount that is required to finance the reimbursement of all or any portion of any Letter of Credit Disbursement as provided in Section 2.04(c). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Lenders ratably in proportion to their respective Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required.

SECTION 2.02.    Notice of Revolving Borrowing. To request a Revolving Borrowing, the Borrower shall deliver a written notice (a “Notice of Revolving Borrowing”) to the Administrative Agent by ~~telephone,~~ hand delivery, e-mail or fax ~~(and, in the case of telephonic notice, promptly confirmed by hand delivery, e-mail or fax)~~ (a) in the case of a Base Rate Revolving Borrowing, not later than 1:00 p.m. (New York City time) on the date of such Base Rate Revolving Borrowing and (b) in the case of a Eurodollar Revolving Borrowing, not later than 1:00 p.m. (New York City time) on the third Eurodollar Business Day before the requested date of such Eurodollar Revolving Borrowing, specifying:

(i)the date of such Revolving Borrowing, which shall be a Domestic Business Day, in the case of a Base Rate Revolving Borrowing, or a Eurodollar Business Day, in the case of a Eurodollar Revolving Borrowing;

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(ii)the aggregate amount of such Revolving Borrowing, which shall comply with Section 2.01(a);

(iii)the initial Type of the Revolving Loans comprising such Revolving Borrowing;

(iv)in the case of a Eurodollar Revolving Borrowing, the duration of the initial Interest Period applicable thereto, which shall comply with the provisions of the definition of Interest Period; and

(v)the    deposit    account    of    the    Borrower    with    the Administrative Agent to which funds are to be disbursed or, in the case of any Revolving Borrowing requested to finance the reimbursement of all or any portion of any Letter of Credit Disbursement as provided in Section 2.04(c)(i), the identity of such Issuing Bank.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Base Rate Revolving Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding the foregoing, Revolving Borrowings may also be requested by the Administrative Agent on behalf of the Borrower in accordance with Section 2.04(c)(ii).

SECTION 2.03.    Swingline Loans. (a) Commitment to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make loans to the Borrower (each such loan, a “Swingline Loan”) from time to time during the Revolving Credit Period in dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the Outstanding Amount of any Lender exceeding its Commitment, (ii) the Total Outstanding Amount exceeding the aggregate amount of the Commitments and (iii) the aggregate principal amount of outstanding Swingline Loans exceeding $100,000,000; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Each Swingline Loan shall be in an aggregate principal amount that is an integral multiple of $1,000,000, except that any Swingline Loan may be in the aggregate amount of unused Commitments or in an aggregate amount that is required to finance the reimbursement of all or any portion of any Letter of Credit Disbursement as provided in Section 2.04(c)(i). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) Notice of Swingline Loans. To request a Swingline Loan, the Borrower shall deliver a written notice (a “Notice of Swingline Borrowing”) to the Administrative Agent by ~~telephone,~~ hand delivery, e-mail or fax ~~(and, in the case of telephonic notice, promptly confirmed by hand delivery, e-mail or fax)~~, not later than 2:00 p.m. (New York City time) on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Domestic Business Day), amount of the requested Swingline Loan and whether such Swingline Loan is to be a Base Rate Loan or a Money Market

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Rate Loan and, in the case of any Swingline Loan requested to finance the reimbursement of all or any portion of any Letter of Credit Disbursements as provided in Section 2.04(c)(i), the identity of such Issuing Bank. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of all or any portion of any Letter of Credit Disbursement as provided in Section 2.04(c)(i), by remittance to such Issuing Bank) by 3:00 p.m. (New York City time) on the requested date of such Swingline Loan.

(c) Participations.    The Swingline Lender may, by written notice given to the Administrative Agent not later than ~~10~~12:00 ~~a~~p.m. (New York City time), on any Domestic Business Day, require the Lenders to acquire participations on such Domestic Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Percentage of such Swingline Loan or Swingline Loans. Each Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Percentage of such Swingline Loan or Swingline Loans. Each Lender acknowledges and agrees that in making any Swingline Loan the Swingline Lender shall be entitled to conclusively rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 3.02. Each Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.03(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this Section 2.03(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders under this Section 2.03(c)), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section 2.03(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this Section 2.03(c) and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted

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shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this Section 2.03(c) shall not constitute a Loan and shall not relieve the Borrower of its obligation to repay such Swingline Loan.

SECTION 2.04.    Letters of Credit. (a) Commitment to Issue Letters of Credit; Participations. Subject to the terms and conditions hereof (and to the terms and conditions of any separate agreement between the Borrower and any Issuing Bank limiting the types of Letters of Credit to be issued by such Issuing Bank), each Issuing Bank agrees to issue Letters of Credit denominated in dollars (and to amend~~, renew~~ and extend outstanding Letters of Credit) from time to time before the Letter of Credit Termination Date upon the request of the Borrower; provided that, immediately after each Letter of Credit is issued, amended~~, renewed~~ or extended (i) the Outstanding Amount of any Lender shall not exceed its Commitment, (ii) the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments, (iii) the aggregate Letter of Credit Liabilities attributable to Letters of Credit issued by such Issuing Bank shall not exceed the Letter of Credit Commitment of such Issuing Bank and (iv) the aggregate amount of the Letter of Credit Liabilities shall not exceed $500,000,000. Upon issuance by an Issuing Bank of a Letter of Credit (or any amendment of a Letter of Credit increasing the amount thereof), such Issuing Bank shall be deemed, without further action by any party hereto, to have granted to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have acquired from such Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities equal to such Lender’s Percentage thereof and, in consideration and in furtherance of the foregoing, in accordance with Section 2.04(c)(iii), each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Percentage of each Letter of Credit Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed or discharged and replaced in full on the date due as provided in Section 2.04(c)(i) or 2.04(c)(ii), or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Termination Date. On the Effective Date, the Lenders shall hold participations in any Letters of Credit outstanding on such date (including any such Letters of Credit issued or deemed under the Existing Credit Agreement) in proportion to the Lenders’ respective Percentages determined after giving effect to the amendment and restatement hereof (including of the Commitment Schedule) on the Effective Date.

(b) Notice of LC Credit Event; Terms; Extensions.    (i)    To request the issuance of a Letter of Credit by any Issuing Bank (or the amendment~~, renewal~~ or extension of an outstanding Letter of Credit (other than an automatic extension permitted pursuant to Section 2.04(b)(iii))), the Borrower shall give such Issuing Bank notice at least three Domestic Business Days (or such other period as such Issuing Bank and the Borrower may agree) prior to the requested date of issuance, amendment~~, renewal~~ or extension, specifying the date such Letter of Credit is to be issued, amended~~, renewed~~ or extended and describing the terms of such Letter of Credit (any such notice being referred to as a “Notice of LC Credit

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Event”). Upon receipt of a Notice of LC Credit Event, the applicable Issuing Bank shall promptly notify the Administrative Agent of the contents thereof.

(ii) The obligation of the applicable Issuing Bank to issue, amend~~, renew~~ or extend any Letter of Credit shall, in addition to the conditions precedent set forth in Section 3.02 (if applicable by the terms thereof), be subject to the conditions precedent that such Letter of Credit shall be of the type customarily issued by such Issuing Bank and in such form and contain such terms as shall be reasonably satisfactory to such Issuing Bank and that the Borrower shall have executed and delivered such other customary instruments and agreements (which may include a letter of credit application) relating to such Letter of Credit as such Issuing Bank shall have reasonably requested. An Issuing Bank shall not be required to issue a Letter of Credit if the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; and, without limiting the foregoing, Morgan Stanley shall not be required to issue any Letter of Credit that is not a standby Letter of Credit. In the event of any conflict or inconsistency between the terms and conditions of this Agreement and the terms and conditions of any letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(iii) Each Letter of Credit shall expire at or before the close of business on the date that is one year after such Letter of Credit is issued (or, in the case of any ~~renewal or~~ extension thereof, one year after such ~~renewal or~~ extension); provided that (A) a Letter of Credit may contain a provision pursuant to which it is deemed to be automatically extended on an annual basis unless notice of termination is given by the applicable Issuing Bank and (B) in no event will a Letter of Credit expire (including pursuant to ~~a renewal or~~an extension thereof) on a date later than the Letter of Credit Termination Date, unless such Letter of Credit is, at the time it is issued, amended~~, renewed~~ or extended (or such other time as may be agreed to in writing by the applicable Issuing Bank), cash collateralized or otherwise backstopped in an amount and manner and pursuant to documentation approved in writing by the applicable Issuing Bank (any such Letter of Credit being referred to as a “Backstopped Letter of Credit”).

(c) Payments; Reimbursement Obligations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower, as to the amount to be paid as a result of such drawing and the date such payment is to be made by such Issuing Bank (the “Payment Date”). The Borrower shall be irrevocably and unconditionally obligated to reimburse the applicable Issuing Bank for any Letter of Credit Disbursement made by such Issuing Bank, without presentment, demand, protest or other formalities of any kind. Such reimbursement shall be made not later than 3:00 p.m. (New York City time) on the

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2.04(c)(iii) and to the applicable Issuing Bank, as their interests may appear; provided that any such payment so remitted shall be repaid to the applicable Issuing Bank or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.

(d) Obligations Absolute. The obligations of the Borrower and each Lender under Section 2.04(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

(i)any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

(ii)any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto provided by any party affected thereby;

(iii)the use which may be made of the Letter of Credit by, or any acts or omissions of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

(iv)the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), any Lender, any Issuing Bank or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(v)any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(vi)payment under a Letter of Credit against presentation to an Issuing Bank of documents that do not comply with the terms of such Letter of Credit;

(vii)any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof;

(viii)any amendment~~, renewal~~ or extension of any Letter of Credit, the occurrence and continuance of a Default or any termination of the Commitments prior to, on or after the Payment Date for any Letter of Credit, whether at the scheduled termination thereof, by operation of Section 6.01 or otherwise; or

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(ix)any other act or omission to act or delay of any kind by any Lender, any Issuing Bank, the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.04(d), constitute a legal or equitable discharge of or defense to the Borrower’s or the Lender’s obligations hereunder;

provided that this Section 2.04(d) shall not limit the rights of the Borrower under Section 2.04(e)(i).

(e) Limitation of Liabilities.    (i)    None of the Lenders, the Issuing Banks, the Administrative Agent or their respective Related Parties shall be liable or responsible by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including any of the circumstances enumerated in Section 2.04(d), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any other act, failure to act or other event or circumstance arising from causes beyond the control of the Issuing Bank; provided that, notwithstanding the foregoing and Section 2.04(d), the Borrower shall have a claim against an Issuing Bank for direct (but not indirect, consequential, special or punitive) damages suffered by it, to the extent finally determined by a court of competent jurisdiction (so long as such determination has not been reversed or vacated on appeal) to have been caused by (x) such Issuing Bank’s gross negligence or willful misconduct in determining whether documents presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) such Issuing Bank’s failure to pay under any Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. The parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(ii)    Nothing in this Section 2.04(e) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

(f) Stop Notice. Each Lender acknowledges and agrees that in issuing, amending~~, renewing~~ or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to conclusively rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 3.02. If the Required Lenders reasonably determine at any time that the conditions set forth in Section 3.02 would not be satisfied in respect of the issuance of a Letter of Credit at such time, then the Required Lenders may request that the Administrative Agent issue a “Stop Notice” to the Issuing Banks,

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whereupon the Administrative Agent shall issue such notice to each Issuing Bank. No Letter of Credit shall be issued, amended to increase the amount thereof~~, renewed~~ or extended while a Stop Notice is in effect; provided that an Issuing Bank shall incur no liability for an issuance, amendment~~, renewal~~ or extension of any Letter of Credit while a Stop Notice is in effect (and neither its rights nor the obligations of the Borrower or the Lenders hereunder with respect to any such Letter of Credit shall be diminished or otherwise affected in any manner) unless such Issuing Bank shall have received such Stop Notice at least one Domestic Business Day prior to the time such Letter of Credit is so issued, amended~~, renewed~~ or extended (or, in the case of an automatic extension permitted pursuant to Section 2.04(b)(iii), at least one Domestic Business Day prior to the time by which the notice of termination or non-extension must be made by the applicable Issuing Bank). The Administrative Agent and the Issuing Banks may conclusively rely upon any Stop Notice while it remains in effect. Any Stop Notice shall be withdrawn upon a determination by the Required Lenders that the circumstances giving rise thereto no longer exist. The Required Lenders may request issuance of a Stop Notice under this Section 2.04(f) only if there is a reasonable basis therefor, and shall consider reasonably and in good faith a request by the Borrower for withdrawal thereof on the basis that the conditions in Section 3.02 would be satisfied.

(g) Termination of an Issuing Bank.    The Borrower may terminate the status of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Domestic Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the Letter of Credit Liabilities attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero or cash collateralized (in an amount equal to 100% of such Letter of Credit Liabilities) in a manner approved in writing by such Issuing Bank, or other arrangements with respect to such Letter of Credit Liabilities approved in writing by such Issuing Bank shall have been made. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.10(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(h) Issuing Bank Reports to the Administrative Agent. ~~Unless otherwise agreed by the Administrative Agent, each~~Each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.04, report in writing to the Administrative Agent ~~(i) periodic activity (for such period or recurrent periods as shall be reasonably requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all~~

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~~disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each day on which such Issuing Bank makes any payment under a Letter of Credit, the date and amount of such payment, (iv) on any Domestic Business Day on which the Borrower fails to reimburse any amount required to be reimbursed to such Issuing Bank on such day in respect of a drawing under a Letter of Credit, the date of such failure and the amount due but not paid and (v) on any other Domestic Business Day, such other~~such information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(i)Letter of Credit Amounts. (i) For all purposes of this Agreement (other than the calculation of fees under Section 2.10), the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(ii)For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the applicable Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

SECTION 2.05.    Notice to Lenders; Funding of Revolving Loans. (a) Promptly after receiving a Notice of Revolving Borrowing, the Administrative Agent shall notify each Lender of the contents thereof and of the amount of such Lender’s Revolving Loan to be made as part of such Revolving Borrowing, and such Notice of Revolving Borrowing shall not thereafter be revocable by the Borrower.

(b) Before the later of 12:00 p.m. (New York City time) or two hours after the receipt of a Notice of Revolving Borrowing on the date of each Revolving Borrowing, each Lender shall make available its Revolving Loan to be made as part of such Revolving Borrowing by wire transfer of immediately

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available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Unless the Administrative Agent determines that any applicable condition specified in Section 3.02 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower (or, in the case of any Revolving Borrowing made to finance the reimbursement of any Letter of Credit Disbursement as provided in Section 2.04(c)(i), to the Issuing Bank specified by the Borrower in the applicable Notice of Revolving Borrowing). Notwithstanding the foregoing, Revolving Loans to be made as part of any Base Rate Revolving Borrowing requested to be made pursuant to Section 2.04(c)(ii) shall be made as set forth in such Section.

(c) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing (including any Base Rate Revolving Borrowing requested to be made pursuant to Section 2.04(c)(ii)) that such Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Revolving Borrowing in accordance with Section 2.05(b) (or, in the case of any such Base Rate Revolving Borrowing, in accordance with Section 2.04(c)(ii)), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower (or, if applicable, to the applicable Issuing Bank) on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and, if such Lender shall not have done so within five Domestic Business Days of demand therefor by the Administrative Agent, the Borrower, each agrees to pay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the interest rate applicable to such Revolving Borrowing pursuant to Section 2.08 and (ii) if such amount is repaid by such Lender, the greater of the ~~Federal Funds~~NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, the Borrower shall not be required to repay such amount and the amount so repaid by such Lender shall constitute such Lender’s Revolving Loan included in such Revolving Borrowing for purposes of this Agreement. Nothing in this Section 2.05(c) shall relieve any Lender of its obligation to make Revolving Loans in accordance with the terms and conditions of this Agreement or relieve any Lender from responsibility for default by it in such obligation.

SECTION 2.06.    Registry; Notes.    (a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including

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(ii) if such Revolving Loans are Eurodollar Loans, the Borrower may elect to convert such Revolving Loans to Base Rate Loans as of any Domestic Business Day, or may elect to continue such Revolving Loans as Eurodollar Loans, as of the end of any Interest Period applicable thereto, for an additional Interest Period, subject to Section 2.14 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Revolving Loans.

This Section 2.09 shall not apply to Swingline Loans, which may not be converted or continued.

(b) Each election pursuant to this Section 2.09 shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent by ~~telephone,~~ hand delivery, e-mail or fax ~~(and, in the case of telephonic notice, promptly confirmed by hand delivery or fax)~~, not later than the time that a Notice of Revolving Borrowing would be required under Section 2.02 if the Borrower were requesting a Revolving Borrowing consisting of Revolving Loans of the Type resulting from such election to be made on the effective date of such election. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Revolving Borrowing; provided that (i) such portion shall be allocated ratably among the Revolving Loans comprising such Revolving Borrowing (and the Revolving Loans comprising each such portion shall be considered a separate Revolving Borrowing) and (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each at least $10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Eurodollar Revolving Borrowing, the Borrower shall be deemed to have elected that the Revolving Loans included in such Revolving Borrowing be converted to Base Rate Loans at the end of such Interest Period.

(c) Each Notice of Interest Rate Election shall specify, in compliance with this Section 2.09:

(i)the Revolving Borrowing (or portion thereof) to which such notice applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Revolving Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Revolving Borrowing);

(ii)the date on which the conversion or continuation selected in such Notice of Interest Rate Election is to be effective, which shall comply with Section 2.09(a);

(iii)if the Revolving    Loans    comprising    such    Revolving Borrowing are to be converted, the new Type thereof and, if the Revolving Loans

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such due date an amount equal to the amount then due such Lender or such Issuing Bank. If and to the extent that such payment shall not have been so made by the Borrower, each Lender or such Issuing Bank, as the case may be, shall repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank together with interest thereon, for each day from the date such amount is distributed to such Lender or such Issuing Bank until the date such Lender or such Issuing Bank repays such amount to the Administrative Agent, at the greater of the ~~Federal Funds~~NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c)    If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, any Issuing Bank or the Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.03(c), 2.04(c), 2.05(c), 2.13(b), 8.05(e) and 9.03(d), in each case in such order as shall be determined by the Administrative Agent in its discretion.

SECTION 2.14.    Funding Losses. If the Borrower makes any payment of principal with respect to any Eurodollar Loan or any Eurodollar Loan is converted to a different Type (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails (other than as a result of the failure of a Lender to fund a Loan required to be funded hereunder) to borrow, prepay, convert or continue any Eurodollar Loan after notice has been given to any Lender in accordance with Section 2.05, 2.09 or 2.12 (whether or not such notice may be revoked in accordance with the terms hereof), the Borrower shall reimburse each Lender within 30 days after demand for any resulting loss or expense incurred by it, including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, including in reasonable detail a description of the basis for such compensation and a calculation of such amount, which certificate shall be conclusive in the absence of manifest error.

SECTION 2.15.    Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all commitment fees and letter of credit participation and fronting fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

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“Voting Stock” as applied to the stock of any corporation means stock of any class or classes (however designated) having ordinary voting power for the election of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency.

SECTION 2.17.    Optional Increase in Commitments. The Borrower may from time to time, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), executed by the Borrower and one or more financial institutions (any such financial institution being referred to as an “Increasing Lender”), which may include any Lender (it being understood that no Lender shall have any obligation to become an Increasing Lender), cause the Commitments of the Increasing Lenders to be increased (or cause Commitments to be extended by the Increasing Lenders, as the case may be) in an amount for each Increasing Lender set forth in such notice; provided that (a) the amount of any such increase in the aggregate Commitments shall be not less than $25,000,000, (b) the aggregate amount of increases in Commitments made pursuant to this Section 2.17 after the Fourth Amendment Effective Date shall not exceed $~~1,000,000,0005~~500,000,000 and (c) each Increasing Lender must be an Eligible Assignee and, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent, each Issuing Bank and the Swingline Lender to the extent its consent would have been required pursuant to Section 9.06(b) for an assignment of a Commitment to such Increasing Lender (which approval shall not be unreasonably withheld, conditioned or delayed). Such notice shall set forth the date (the “Increase Effective Date”) on which such increase is requested to become effective (which shall not be less than five Domestic Business Days or more than 45 days after the date of such notice). Each Increasing Lender shall execute all such documentation as the Administrative Agent and the Borrower shall specify to evidence the increase or the extension of the Commitment of such Increasing Lender and its status as a Lender hereunder (such documentation, an “Incremental Commitments Supplement”). On the Increase Effective Date, (i) the aggregate principal amount of the Revolving Borrowings outstanding (the “Existing Borrowings”) immediately prior to giving effect to the commitment increase on the Increase Effective Date shall be deemed to be repaid, (ii) after the effectiveness of the commitment increase, the Lenders shall be deemed to have made new Revolving Borrowings (the “Subsequent Borrowings”) of the Types and in an aggregate principal amount equal to the aggregate principal amount of the Existing Borrowings and, in the case of Existing Borrowings that were Eurodollar Borrowings, for the Interest Periods equal to the remaining portions of the Interest Periods in effect prior to such deemed repayment, (iii) each Lender shall pay to the Administrative Agent by wire transfer of immediately available funds an amount equal to the difference, if positive, between (x) such Lender’s Percentage (calculated after giving effect to the commitment increase) of the Subsequent Borrowings and (y) such Lender’s Percentage (calculated without giving effect to the commitment increase) of the Existing

~~[5]~~
~~After giving effect to the First Amendment dated as of May 5, 2015, $500,000,000. Pursuant to the Incremental Commitments Supplement dated as of March 4, 2016, the Credit Agreement was amended to increase the aggregate amount of the Commitments by $300,000,000 to an aggregate total amount of Commitments of $3,300,000,000. Pursuant to the Incremental Commitment Supplement dated as of July 11, 2017, the Credit Agreement was amended to increase the aggregate amount of the Commitments by $93,000,000 to an aggregate total amount of Commitments of $3,393,000,000.~~

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Borrowings, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall remit to each Lender the portion of such funds that is equal to the difference, if positive, between (x) such Lender’s Percentage (calculated without giving effect to the commitment increase) of the Existing Borrowings and (y) such Lender’s Percentage (calculated after giving effect to the commitment increase) of the amount of the Subsequent Borrowings, (v) each Lender (including each Increasing Lender) shall be deemed to hold its Percentage of each Subsequent Borrowing (each calculated after giving effect to the commitment increase) and (vi) the Borrower shall pay to the Administrative Agent, for the account of the Lenders (other than any Increasing Lender that was not a Lender before giving effect to the commitment increase), all accrued but unpaid interest on the Existing Borrowings. The deemed payments made pursuant to clause (i) above in respect of each Eurodollar Revolving Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.14 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto (it being agreed that Lenders will be entitled to break-funding compensation only with respect to the net amounts by which their Eurodollar Revolving Loans shall have been reduced as a result of the transactions provided for in the immediately preceding sentence). Notwithstanding the foregoing, no increase in the Commitments (or in any Commitment of any Lender) or addition of an Increasing Lender shall become effective under this Section 2.17 unless (I) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received documents consistent with those delivered pursuant to Section 3.01(b) and/or 3.01(d) as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase and (II) the Administrative Agent shall have received a certificate executed by a financial officer of the Borrower, dated as of the Increase Effective Date, stating that (1) as of such date, no Default shall have occurred and is continuing and (2) the representations and warranties of the Borrower contained in Article 4 are true in all material respects on and as of such date (except to the extent any such representations or warranties are limited to an earlier date, in which case such representations and warranties shall be true in all material respects as of such earlier date). The Administrative Agent shall notify the Borrower and the Lenders of the occurrence of the Increase Effective Date, and such notice shall be conclusive and binding.

SECTION 2.18.    Extension Option.    The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than 30 days and not more than 90 days prior to any anniversary of the Effective Date (but on not more than two occasions~~6 during the term of this Agreement~~ after the Fourth Amendment Effective Date), request that the Lenders extend the Termination Date for an additional period of one year. Each Lender shall, by notice to the Borrower and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Borrower’s notice, advise the Borrower whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender”, and each Lender declining to agree to a

~~[6]~~
~~The extensions effected pursuant to the First Amendment, the Second Amendment and the Third Amendment do not reduce the number of occasions on which the Borrower may further extend the Termination Date.~~

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requested extension being called a “Declining Lender”).    Any Lender that has not so advised the Borrower and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender.    If Lenders constituting the Required Lenders shall have agreed to a Termination Date extension request, then the Termination Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Termination Date theretofore in effect (the Termination Date in effect prior to such extension being called the “Existing Termination Date”).    The decision of any Lender to agree or withhold agreement to any extension request shall be at the sole discretion of such Lender. The Commitment of any Declining Lender shall terminate on the Existing Termination Date. The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of such Declining Lenders hereunder, shall be due and payable on the Existing Termination Date, and on the Existing Termination Date the Borrower shall also make such other prepayments of the Loans and, to the extent no Loans remain outstanding, cash collateralize, in a manner approved in writing by the Administrative Agent and the applicable Issuing Banks, or make other arrangements approved in writing by the Administrative Agent and the applicable Issuing Banks, such portion of the outstanding Letter of Credit Liabilities as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the Total Outstanding Amount shall not exceed the aggregate Commitments. The Borrower shall have the right, pursuant to and in accordance with Section 8.06(b), at any time prior to the Existing Termination Date, to replace a Declining Lender with a Lender or other financial institution that will agree to a Termination Date extension request, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, (a) the Revolving Credit Period, the Letter of Credit Termination Date and the Termination Date (without taking into consideration any extension pursuant to this Section 2.18), as such terms are used in reference to the Swingline Lender or any Swingline Loans made by the Swingline Lender or any Issuing Bank and any Letters of Credit issued by such Issuing Bank, may not be extended without the prior written consent of the Swingline Lender or such Issuing Bank, as the case may be (it being understood and agreed that, in the event the Swingline Lender or any Issuing Bank shall not have consented to any such extension, (i) the Swingline Lender or such Issuing Bank, as applicable, shall continue to have all the rights and obligations of the Swingline Lender or an Issuing Bank, as applicable, hereunder through the Existing Termination Date (or the Revolving Credit Period or the Letter of Credit Termination Date determined on the basis thereof, as applicable), and thereafter shall have no obligation to make any Swingline Loans or to issue, amend, or extend ~~or renew~~ any Letter of Credit (but shall, in each case, continue to be entitled to the benefits of Sections 2.03, 2.04, 8.03, 8.05 and 9.03, as applicable, as to Swingline Loans or Letters of Credit made or issued prior to such time), (ii) the principal amount of any outstanding Swingline Loans made by the Swingline Lender, together with any accrued interest thereon, shall, to the extent outstanding or accrued but unpaid on the Existing Termination Date, be due and payable on the Existing Termination Date and (iii) the Borrower shall cause the Letter of Credit Liabilities attributable to Letters of Credit issued by such Issuing Bank to be cash collateralized or otherwise backstopped in an

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amount and manner and pursuant to documentation approved in writing by the applicable Issuing Bank and the Administrative Agent, in each case, no later than the Letter of Credit Termination Date and (b) no extension of the Termination Date pursuant to this Section 2.18 shall become effective unless (i) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received documents consistent with those delivered under Section 3.01(b) and/or 3.01(d) as to the corporate power and authority of the Borrower to effect such extension and (ii) the Administrative Agent shall have received a certificate executed by a financial officer of the Borrower, dated as of the date of effectiveness of the applicable extension, stating that (A) as of such date, no Default shall have occurred and is continuing and (B) the representations and warranties of the Borrower contained in Article 4 are true in all material respects on and as of such date (except to the extent any such representations or warranties are limited to an earlier date, in which case such representations and warranties shall be true in all material respects as of such earlier date). For the avoidance of doubt, no consent, upfront or similar fees will be required to be paid by the Borrower in connection with any extension effected pursuant to this Section 2.18, except as otherwise expressly agreed by the Borrower.

SECTION 2.19.    Defaulting Lenders.    Notwithstanding any provision herein to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)commitment fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.10(a);

(b)the Commitment and Outstanding Amount of such Defaulting Lender shall not be included in determining whether all Lenders (or each Lender) or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.05); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification providing for an increase in such Defaulting Lender’s Commitment, providing for an extension of such Defaulting Lender’s Commitment (other than in determining whether the Required Lenders have consented to the extension of the Termination Date under Section 2.18) or requiring the consent of each Lender affected thereby (including pursuant to Sections 9.05(a)(i) and (ii)) if such Defaulting Lender is an affected Lender;

(c)if any Swingline Liabilities or Letter of Credit Liabilities exist at the time such Lender becomes a Defaulting Lender, then:

(i)the Swingline Liabilities (other than (A) in the case of a Defaulting Lender that is the Swingline Lender, any portion of the Swingline Liabilities referred to in clause (b) of the definition of such term and (B) any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.03(c)) and Letter of Credit Liabilities (other than any portion thereof attributable to unreimbursed Letter of

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Credit Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c)(iii)) of such Defaulting Lender shall be reallocated (effective as of the date such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders in accordance with their respective Percentages (for the purposes of such reallocation, such Defaulting Lender’s Commitment shall be disregarded in determining the Non-Defaulting Lenders’ respective Percentages), but only to the extent that (A) the sum of all Non-Defaulting Lenders’ Outstanding Amounts plus such Defaulting Lender’s Swingline Liabilities and Letter of Credit Liabilities so reallocated does not exceed the sum of all Non-Defaulting Lenders’ Commitments and (B) after giving effect to any such reallocation, the Outstanding Amount of each Non-Defaulting Lender shall not exceed such Non-Defaulting Lender’s Commitment;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within three Domestic Business Days following the Borrower’s receipt of written notice from the Administrative Agent, (A) first, prepay the portion of such Defaulting Lender’s Swingline Liabilities that has not been reallocated and (B) second, cash collateralize, for the benefit of the applicable Issuing Banks only, the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Liabilities remaining after giving effect to any partial reallocation pursuant to clause (i) above in a manner approved in writing by the Administrative Agent for so long as such Letter of Credit Liabilities are outstanding;

(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Liabilities pursuant to clause (ii) above, the Borrower shall not be required to pay any letter of credit participation fees to such Defaulting Lender pursuant to Section 2.10(b) with respect to such portion of such Defaulting Lender’s Letter of Credit Liabilities during the period such Letter of Credit Liabilities are cash collateralized;

(iv)if all or any portion of such Defaulting Lender’s Letter of Credit Liabilities is reallocated pursuant to clause (i) above, then ~~all letter of credit participation fees that otherwise would have been payable to such Defaulting Lender under Section 2.10(b) with respect to such Defaulting Lender’s reallocated Letter of Credit Liabilities shall be payable to the Non-Defaulting Lenders in accordance with the Non-Defaulting Lenders’ Percentages after giving~~the fees payable to the Lenders pursuant to Sections 2.10(a) and 2.10(b) shall be adjusted to give effect to such reallocation; and

(v)if all or any portion of such Defaulting Lender’s Letter of Credit Liabilities is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit participation fees that otherwise would have been payable to such Defaulting Lender under Section 2.10(b) with respect to such Defaulting Lender’s unreallocated Letter of Credit Liabilities shall

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be payable to the Issuing Banks, ratably based on the portion of such Letter of Credit Liabilities attributable to Letters of Credit issued by each Issuing Bank, until and to the extent that such Letter of Credit Liabilities are reallocated and/or cash collateralized pursuant to clause (i) or (ii) above; and

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend (if increasing the amount thereof) or extend any Letter of Credit, in each case, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Liabilities or Letter of Credit Liabilities, as applicable, will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(c), and participating interests in any newly made Swingline Loan or any such newly issued, amended~~, renewed~~ or extended Letter of Credit shall be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that the Administrative Agent, the Borrower, the Swingline Lender and each Issuing Bank agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Liabilities and Letter of Credit Liabilities of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Revolving Loans and other funded credit exposures of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans and funded exposures in accordance with its Percentage, and such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees accrued during the period when it was a Defaulting Lender, and all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 9.05 and this Section during such period shall be binding on it). The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.19 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Borrower, the Administrative Agent, each Lender, each Issuing Bank or the Swingline Lender may at any time have against, or with respect to, such Defaulting Lender.

ARTICLE 3

Conditions
SECTION 3.01. Effective Date. The amendment and restatement of the Existing Credit Agreement to be in the form of this Agreement, and the Commitments hereunder, shall become effective only when all the following conditions have been satisfied (or waived in accordance with Section 9.05):

(a)the Administrative Agent shall have received from each party hereto either a counterpart hereof signed by such party or facsimile or other

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written confirmation satisfactory to the Administrative Agent confirming that such party has signed a counterpart hereof;

(b)the Administrative Agent shall have received an opinion of (i) Baker Botts L.L.P., counsel for the Borrower, and (ii) the General Counsel of the Borrower (or such other counsel for the Borrower as may be acceptable to the Administrative Agent), in each case in form and substance reasonably satisfactory to the Administrative Agent;

(c)the Borrower shall have paid to (i) the Administrative Agent for its own account and the account of the Lenders and (ii) each Arranger, for its own account, the fees required to be paid on or before the Effective Date in the amounts heretofore mutually agreed;

(d)the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the authorization of this Agreement and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent;

(e)the Administrative Agent shall have received a certificate of a financial officer of the Borrower confirming that, as of the Effective Date, the representations and warranties of the Borrower contained in Article 4 are true in all material respects (except to the extent that (i) any such representations or warranties are limited to an earlier date, in which case such representations and warranties are true in all material respects as of such earlier date, or (ii) any such representations or warranties are qualified by a materiality standard, in which case such representations and warranties are true in all respects) and no Default exists; and

(f)each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent the Borrower has received such Lender’s request therefor at least three Domestic Business Days prior to the Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the occurrence of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.02.    Credit Events. The obligation of any Lender to make any Loan (for the avoidance of doubt, not including any conversion or continuation of any Loan) and the obligation of an Issuing Bank to issue, amend (if increasing the amount thereof)~~, renew~~ or extend any Letter of Credit (each, a “Credit Event”) is subject to the satisfaction of the following conditions (or the waiver thereof in accordance with Section 9.05):

(a)except in the case of any Base Rate Revolving Borrowing requested by the Administrative Agent on behalf of the Borrower as contemplated

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therefrom, (f) will not result in the creation or imposition of any Mortgage prohibited hereunder on any asset of the Borrower or any of its Subsidiaries and (g) do not violate the certificate of incorporation or by-laws of the Borrower.

SECTION 4.03.    Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and any promissory notes executed and delivered in accordance with this Agreement will constitute, valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.04.    Financial Information. (a) (i) The consolidated balance sheet of the Borrower as of December 31, ~~2013,~~2018, and the related consolidated statements of income, cash flows and stockholders’ equity for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and included in the Borrower’s ~~2013~~2018 Form 10-K, present fairly, in all material respects, in conformity with GAAP the consolidated financial position of the Borrower as of such date and its consolidated results of operations and cash flows for such fiscal year and (ii) the consolidated balance sheet of the Borrower as of ~~March 31, 2014,~~June 30, 2019, and the related consolidated statements of income and cash flows for the fiscal quarter and the portion of the fiscal year then ended, included in the Borrower’s Q~~1 2014~~2 2019 Form 10-Q, present fairly, in all material respects, in conformity with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), the consolidated financial position of the Borrower as of such date and its consolidated results of operations and cash flows for such fiscal quarter and such portion of such fiscal year.

(b)As of the Fourth Amendment Effective Date, there has been, since December 31, ~~2013,~~2018, no Material Adverse Change.

SECTION 4.05.    Litigation.    As of the Fourth Amendment Effective Date, except as set forth in the Borrower’s ~~2013~~2018 Form 10-K or the Borrower’s Q~~1 2014~~2 2019 Form 10-Q, there is no action, suit, arbitration or other proceeding, inquiry or investigation, at law or in equity, or before or by any Governmental Authority, arbitrator or arbitral body, pending against the Borrower, or of which the Borrower has otherwise received official notice or which to the knowledge of the Borrower is threatened against the Borrower, wherein there is a reasonable possibility of an unfavorable decision, ruling or finding that would reasonably be expected to result in a Material Adverse Effect.

SECTION 4.06.    Environmental Matters.    The Borrower does not presently anticipate that remediation costs and penalties associated with environmental laws, to the extent not previously provided for, will result in a Material Adverse Effect.

SECTION 4.07.    Taxes.    The Borrower has filed all United States Federal income tax returns and all other material tax returns that were required to have been filed by it and has paid all Taxes due pursuant to such returns or pursuant to any

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(e)promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(f)promptly upon the filing thereof, copies of all annual, quarterly or other reports which the Borrower shall have filed with the SEC; and

(g)from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries and other Affiliates as the Administrative Agent, at the request of any Lender, may reasonably request.

Information required to be delivered pursuant to Section 5.01(a), 5.01(b), 5.01(e) or 5.01(f) shall be deemed to have been delivered to the Administrative Agent on the date that such information has been posted (and is publicly available) on the Borrower’s website on the Internet (which website is located as of the Fourth Amendment Effective Date at http://www.marathonoil.com) or on the SEC website accessible through http://www.sec.gov/edgar (or any successor webpage of the SEC thereto).

SECTION 5.02.    Consolidations and Mergers. The Borrower shall not consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its consolidated assets as an entirety to any Person, unless:

(a)either (i) the Borrower shall be the Person surviving such merger or (ii) the Person formed by such consolidation or into which Borrower is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the consolidated assets of the Borrower as an entirety shall, in each case, be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall execute and deliver to the Administrative Agent (which shall promptly deliver a copy to each Lender) an agreement, in form and substance reasonably satisfactory to the Administrative Agent, containing an assumption by such successor or transferee Person of the due and punctual performance and observance of each covenant and condition of this Agreement to be performed or observed by the Borrower;

(b)in the case of a consolidation or merger in which the Borrower is not the surviving Person or any conveyance, transfer or lease of all or substantially all of the consolidated assets of the Borrower as an entirety, the successor Person formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall have a Consolidated Shareholders’ Equity that is not less than the Consolidated Shareholders’ Equity of the Borrower immediately prior to such consolidation, merger, conveyance, transfer or lease; and

(c)immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

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SECTION 7.06.    Credit Decision; Acknowledgements of Lenders and Issuing Banks. (a) Each Lender and Issuing Bank acknowledges that it has, independently and without reliance on the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance on the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

(b) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans ~~or~~, the Commitments, or this Agreement (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent and such Lender.

(c) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (b) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (b), such

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Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto)

SECTION 7.07. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a successor Administrative Agent from among the Lenders, subject to the approval of the Required Lenders, which shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Borrower and approved by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent resigns as Administrative Agent hereunder, the provisions of this Article and of Section 9.03 shall inure to its benefit as to actions taken or omitted to be taken by it while it was Administrative Agent.

SECTION 7.08.    Administrative Agent’s Fee. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent.

SECTION 7.09.    Other    Agents.    None    of    the    Arrangers,    the Documentation Agents or the Syndication Agent, in their capacities as such, shall have any duties or obligations of any kind under this Agreement.

ARTICLE 8
Change in Circumstances

SECTION 8.01.     Basis for Determining Interest Rate Inadequate or Unfair.

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changes to this Agreement as may be applicable (it being understood that such amendment shall not reduce the Eurodollar Margin); provided that if such alternative rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.05, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within 10 Domestic Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this paragraph (b) (in the case of sub-clause (y), prior to such specified date), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), clauses (i) and (ii) of paragraph (a) of this Section shall be applicable.

SECTION 8.02.    Illegality. (a) If, on or after the Effective Date, any Change in Law shall make it unlawful or impossible for any Lender (or its applicable lending office) to make, maintain or fund its Eurodollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 8.02, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

(b)If such notice is given, each Eurodollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan, if such Lender may lawfully continue to maintain and fund such Loan as a Eurodollar Loan to such day, or (ii) immediately, if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan as a Eurodollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Eurodollar Loans of the other Lenders.

SECTION 8.03. Increased Cost and Reduced Return. (a) If any Change in Law shall:

i.impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan or insurance charge) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted London Interbank Offered Rate) or any Issuing Bank;

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any such payment, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Borrower shall be increased as necessary so that, net of such withholding (including such withholding for Indemnified Taxes applicable to additional amounts payable under this Section 8.05(a)), the applicable Recipient receives the amount it would have received had no such withholding for Indemnified Taxes been made.

(a)Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(b)Evidence of Payments.    As soon as practicable after any payment of ~~Indemnified~~ Taxes by the Borrower to a Governmental Authority pursuant to this Section 8.05, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(c)Indemnification by the Borrower.    The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable (without duplication) by such Recipient in connection with this Agreement (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8.05(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to indemnify a Recipient pursuant to this Section 8.05(d) for any Indemnified Taxes unless such Recipient notifies the Borrower of the indemnification claim for such Indemnified Taxes no later than 180 days after the date on which such Recipient has made payment of such Indemnified Taxes. The indemnity under this Section 8.05(d) shall be paid within 20 days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim (including how such amounts were determined). Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(a)Indemnification by the Lenders.    Each Lender shall severally indemnify the Administrative Agent for (i) any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(g) relating to the maintenance of a Participant Register, in each case that are paid or payable by the Administrative Agent in connection with this

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reasonable request of the Borrower or the Administrative Agent), duly completed and executed originals of whichever of the following is applicable:

(A)in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN or W-8BEN-E (as applicable)7 establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)in the case of a Non-U.S. Lender, IRS Form W-8ECI;

(D)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or W-8BEN-E (as applicable) and (2) a certificate substantially in the form of Exhibit B (a “U.S. Tax Certificate”) to the effect that such Lender is neither (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code;

(E)in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D), (E) and (F) of this Section 8.05(f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its direct or indirect partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F)any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
(g)FATCA. If a payment made to a Lender hereunder would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender

~~[7]~~ 	~~A corresponding change is made to every reference to “W-8BEN” of Exhibit B of the Credit Agreement.~~

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thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15.    USA    PATRIOT    Act.    Each    Lender    and    the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.16.    No Fiduciary Relationship. The Borrower, on behalf of itself and its Affiliates, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby ~~waives and releases any claims that it or~~agrees not to assert, or permit any of its Affiliates ~~may have~~to assert, any claims against the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17.    Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) upon the request or demand of any regulatory authority (including any self-regulatory authority) having jurisdiction over the Administrative Agent, such Issuing Bank or such Lender, as applicable, or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority (or any request by any governmental bank regulatory authority), (i) promptly notify the Borrower in advance of such disclosure, to the extent practicable and permitted by law, and (ii) so furnish only that portion of such information which the applicable Person is legally required to disclose), (c) to the extent required by any legal, judicial, administrative proceeding or other process or otherwise as required by applicable law or regulations (in which case the Administrative Agent, such Issuing Bank or such Lender, as applicable, shall (i) promptly notify the Borrower in advance of such

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